UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALLIED MOTION TECHNOLOGIES INC. 495 Commerce Drive, Suite 3 Amherst, New York 14228
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
DATE:	August 11, 2023
TIME:	9:00 a.m. Eastern Time
ONLINE:	www.virtualshareholdermeeting.com/AMOT2023SM
To the Shareholders of Allied Motion Technologies Inc.:
You are hereby notified that a Special Meeting of Shareholders of Allied Motion Technologies Inc. (the “Special Meeting”) will be held virtually on Friday, August 11, 2023 at 9:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/AMOT2023SM where you will be able to listen to the meeting live, submit questions and vote online.
At this meeting, the shareholders will be asked to act on the following matters:
1.
to approve a proposal to amend the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) of Allied Motion Technologies Inc. (the “Company”) to change the name of the Company from Allied Motion Technologies Inc. to Allient Inc. (the “Name Change”); and

2.	to transact such other business as may properly come before the Special Meeting or any adjournment thereof.
Voting can be completed in one of four ways:
Returning the proxy card by mail	Online at www.proxyvote.com
Through the telephone at 1-800-690-6903	Attend the special meeting at: www.virtualshareholdermeeting.com/AMOT2023SM
Only shareholders of record at the close of business on June 23, 2023 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.
To attend the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Special Meeting. Even if you plan to attend the Special Meeting online, we recommend that you vote by proxy in advance so that your vote will be counted if you later decide not to participate in the Special Meeting. The Special Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.
By Order of the Board of Directors

Joseph P. Kubarek
Secretary
DATED: June 30, 2023
Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement is available on the Internet at http://materials.proxyvote.com/019330

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING
Why did I receive this proxy?
You are receiving this proxy statement in connection with the special meeting of shareholders called by our Board with respect to soliciting shareholder votes for the purpose of approving an amendment to our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) to change the name of the Company from Allied Motion Technologies Inc. to Allient Inc. (the “Name Change”), as described below. You have been sent this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Special Meeting regarding the foregoing matter. The information included in this proxy statement relates to the proposal to be voted on at the Special Meeting, and certain other required information.
You should carefully read this proxy statement, including the other documents we refer to in this proxy statement, as they contain important information about the Name Change and Special Meeting of the shareholders of the Company. This proxy statement summarizes the information you need to know to vote by proxy or to virtually attend and vote your shares at the Special Meeting. You do not need to virtually attend the Special Meeting in order to vote.
Your vote is very important. We encourage you to vote as soon as possible.
Why is the Company proposing the Name Change?
The Board of Directors believes it is in the Company’s best interest to change the name of the Company from “Allied Motion Technologies Inc.” to Allient Inc. to better reflect the progress the organization has made to evolve its technology portfolio beyond Motion into a broader set of Motion, Control and Power Quality solutions. Short for Allied Nexus Technologies, “Allient” captures the value opportunity that exists at the nexus of the three technology pillars. The broader recognition by the name Allient symbolizes the more encompassing technology solutions that the Company can now offer as it evolves into more comprehensive solutions for a rapidly expanding opportunity set of applications in key target markets. Allient is a reflection of the Company’s strategy for growth, commitment to serving its customers and value proposition for its shareholders.
Will the Company’s ticker change?
In connection with our name change, the Company also plans to change its ticker on the Nasdaq to reflect the new name and expects to trade under the ticker “ALNT.”
Will the Company’s CUSIP number change?
There will be no change to the Company’s CUSIP related to the name change nor the ticker change.
Should I send in my stock certificates in connection with the Name Change?
No. Do not send us your stock certificates. Following the Name Change, each stock certificate representing issued and outstanding shares of our Common Stock will continue to represent the same number of shares of Common Stock of the Company. It will not be necessary for you to exchange your existing stock certificates for stock certificates of the Company following the Name Change, and if you do so, it will be at your own cost.
Who is entitled to vote?
All shareholders of record as of the close of business on Friday, June 23, 2023 (the “Record Date”) are entitled to vote at the Special Meeting.
What is the quorum for the Special Meeting?
A quorum at the Special Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Special Meeting if a quorum is not present. As of the Record Date, 16,180,170 shares of Common Stock were issued and outstanding.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.
Allied Motion Technologies Inc. | Special Meeting Proxy Statement |	1

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
If I am a shareholder of record of Common Stock, how do I vote?
If you are a shareholder of record, you may vote by mailing a completed proxy card, or you may vote 24 hours a day via the internet or telephone. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope. To vote via the internet or telephone, follow the instructions on the enclosed vote instruction form. Your shares will be voted at the Special Meeting in the manner you directed. If you vote by proxy and do not provide direction on a proposal, the proxy will be voted with the Board’s recommendation. You may also attend the virtual Special Meeting and vote your shares during the meeting.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the “shareholder of record”) that must be followed for the shareholder of record to vote your shares per your instructions.
The Name Change proposal is considered to be “routine” under applicable New York Stock Exchange rules. Accordingly, your broker may exercise its discretion to vote for or against the proposal in the absence of your instruction.
If your shares are held in street name you also may attend the virtual Special Meeting and vote your shares during the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.
How can I participate in the virtual Special Meeting?
You may participate in the virtual Special Meeting and vote your shares during the meeting by visiting our Special Meeting website at www.virtualshareholdermeeting.com/AMOT2023SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Special Meeting. Even if you plan to participate in the Special Meeting online, we recommend that you vote by proxy in advance as described above so that your vote will be counted if you later decide not to participate in the Special Meeting. The Special Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you wish to submit a question during the Special Meeting, you may log into the virtual meeting platform with your control number at www.virtualshareholdermeeting.com/AMOT2023SM type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.alliedmotion.com/investor-relations/. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
How many votes are required to act on the Name Change proposal?
The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.
Pursuant to our Amended and Restated Articles of Incorporation and Bylaws, the Name Change proposal requires an affirmative vote by a majority of the votes cast on the proposal.
An abstention has the same effect as voting “AGAINST” the Name Change proposal, however abstentions will be considered present for the purpose of determining the presence of a quorum at the Special Meeting.
2	| Allied Motion Technologies Inc. | Special Meeting Proxy Statement

Can I change my vote after I have voted?
You can revoke your proxy and change your vote at any time prior to the voting thereof at the Special Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable. You can revoke your vote:
•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);
•	By filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or
•	By virtually attending the Special Meeting, withdrawing the proxy and voting during the Special Meeting.
Your virtual attendance at the Special Meeting will not automatically revoke your proxy unless you vote again. If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.
Will anyone contact me regarding this vote?
Solicitation of proxies for use at the Special Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.
Who has paid for this proxy solicitation?
The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and vote ALL proxy cards to ensure that all your shares are voted.
When was this proxy statement mailed?
This proxy statement and the enclosed proxy card were mailed to shareholders beginning on or about June 30, 2023.
Allied Motion Technologies Inc. | Special Meeting Proxy Statement |	3

PROPOSAL TO BE VOTED ON
Proposal 1 – Approval of an Amendment to Our Amended and Restated Articles of Incorporation to Change our Name to Allient Inc.

Our Board has approved, and recommends that our shareholders approve, an amendment to our Articles of Incorporation to change the name of our Company from Allied Motion Technologies Inc. to Allient Inc.

REASON FOR THE PROPOSAL

The Board believes that it is in the best interests of the Company and our shareholders to change the Company’s name to better reflect the evolution of the business and success of its strategy to transform from a products-based business in motion control to a solutions-oriented company that addresses its customers’ requirements for Motion, Control and Power Quality technology for a multitude of applications.
An acronym for Allied Nexus Technologies, “Allient” symbolizes the advances the Company has made in innovation, both organically and through acquisition, to expand our technology solutions and integrate a comprehensive offering of hardware and software capabilities to serve targeted markets. It further represents our plans to replicate our growth and success in the Motion industry to a broader base within the Control and Power Quality industries as well.
We offer a unique combination of enabling products and technologies in Motion, Control and Power Quality that can be combined to provide comprehensive solutions for our customers. The name change builds off the success the Company has demonstrated in the Motion industry, growing from $15 million in Motion revenue 20 years ago to over $500 million in annualized revenue today. The name change captures our strategy for growth, as Allient exemplifies the all-encompassing “nexus” and overarching umbrella connecting the institutional knowledge in each of our pillars of Motion, Control and Power Quality technologies.

EFFECTS OF THE NAME CHANGE

If the shareholders pass this Proposal, the change of the Company’s name will become effective following the Meeting upon the filing of the Amendment to the Company’s Articles of Incorporation.
While the name change will cause us to incur certain costs, the Board of Directors believes that any potential costs, and any potential confusion, associated with the name change will be outweighed by the benefits of the change.
The name change will not have any effect on the rights of our existing shareholders.
In connection with our name change, the Company also plans to change its ticker on the Nasdaq to reflect the new name and expects to trade under the ticker “ALNT.”
If the proposed amendment is approved, Article I of our Articles of Incorporation will be amended and restated in its entirety to read as follows:
“ARTICLE I
The name of the Corporation is Allient Inc.”
If approved by our shareholders, the proposed amendment will become effective upon the filing of articles of amendment of our Articles of Incorporation with the Colorado Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the Colorado Secretary of State, our Board will amend our Bylaws to replace any references to “Allied Motion Technologies Inc.” with “Allient Inc.”
Our common stock is currently listed for trading on Nasdaq under the symbol “AMOT.” If the amendment is approved and the name change becomes effective, our common stock will continue to be listed on Nasdaq. We expect that our common stock will begin trading under a new Nasdaq symbol, “ALNT”, which we have already reserved, at the time we effect our name change.
If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will shareholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change. After the name change, all newly issued and transferred shares will be held in direct registration accounts and, together with uncertificated shares currently held in direct registration accounts, will bear the name “Allient Inc.”
If the name change is not approved, the proposed amendment to our Articles of Incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on Nasdaq will remain unchanged. In making this recommendation, our Board is retaining the ability to, without further vote by our shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and our shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM ALLIED MOTION TECHNOLOGIES INC. TO ALLIENT INC.
4	| Allied Motion Technologies Inc. | Special Meeting Proxy Statement

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of June 23, 2023, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
Richard S. Warzala 495 Commerce Drive, Suite 3 Amherst, NY 14228	1,549,930(2)	9.6%
(1)	The percentages are based upon 16,180,170 shares of Common Stock outstanding as of the Record Date.
(2)
Includes 144,471 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested and 25,089 shares of Common Stock credited to the Company’s Employee Stock Ownership Plan (“ESOP”) account of Mr. Warzala. Except as set forth in this note (2), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

Security Ownership of Management and Directors
The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each executive officer, each director, and all executive officers and directors as a group, as of June 23, 2023:
	Amount and Nature of Beneficial Ownership
	Common Stock	Unvested Restricted Stock	Total Beneficial Ownership	Percentage of Common Stock(1)
Named Executive Officers
Ashish R. Bendre	45,223	4,096	49,319(2)	*
Michael R. Leach	66,678	21,326	88,004(3)	*
Robert P. Maida	95,243	17,901	113,144(4)	*
Kenneth A. May	7,160	5,041	12,201(5)	*
Helmut D. Pirthauer	37,523	3,686	41,209	*
Geoffery C. Rondeau	11,994	2,599	14,593(6)	*
Richard S. Warzala	1,405,459	144,471	1,549,930(7)	9.6%
Non-Employee Directors
Robert B. Engel	29,134	1,725	30,859	*
Richard D. Federico	68,372	1,725	70,097	*
Steven C. Finch	5,038	1,725	6,763	*
James J. Tanous	32,258	1,725	33,983	*
Nicole R. Tzetzo	5,838	1,725	7,563	*
Michael R. Winter	32,221	1,725	33,946	*

Employee Stock Ownership Plan	661,203	—	661,203(8)	4.1%
All executive officers and directors as a group	2,468,677	209,470	2,678,147	16.5%
*	Less than 1.0%.
(1)	The percentages are based upon 16,180,170 shares of Common Stock outstanding as of the Record Date.
(2)	Includes 463 shares of Common Stock credited to the ESOP account of Mr. Bendre.
(3)
Includes 2,024 shares of Common Stock credited to the ESOP account of Mr. Leach. Except as set forth in this note (3), does not include shares held by the ESOP as to which Mr. Leach serves as one of four trustees.

(4)	Includes 4,534 shares of Common Stock credited to the ESOP account of Mr. Maida.
(5)	Includes 597 shares of Common Stock credited to the ESOP account of Mr. May.
Allied Motion Technologies Inc. | Special Meeting Proxy Statement |	5

(6)	Includes 1,960 shares of Common Stock credited to the ESOP account of Mr. Rondeau.
(7)
Includes 25,089 shares of Common Stock credited to the ESOP account of Mr. Warzala. Except as set forth in this note (6), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

(8)
Messrs. Warzala and Leach are trustees of the ESOP and could be deemed to have shared investment power over those shares. The ESOP holds an aggregate of 661,203 shares of Common Stock, including 463 shares credited to the ESOP account of Mr. Bendre, 2,024 shares credited to the ESOP account of Mr. Leach, 4,534 shares credited to the ESOP account of Mr. Maida, 597 shares credited to the ESOP account of Mr. May, 1,960 shares credited to the ESOP account of Mr. Rondeau and 25,089 shares credited to the ESOP account of Mr. Warzala, previously reported in this table.

6	| Allied Motion Technologies Inc. | Special Meeting Proxy Statement

OTHER MATTERS
Management does not intend to present any other items of business and knows of no other matters that will be brought before the Special Meeting. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the Special Meeting.
BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH P. KUBAREK Secretary
June 30, 2023
Allied Motion Technologies Inc. | Special Meeting Proxy Statement |	7

ALLIED MOTION TECHNOLOGIES INC.
495 COMMERCE DRIVE, SUITE 3
AMHERST, NY 14228
ATTN: JACKSON E. TROSTLE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMOT2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19752-S68518 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIED MOTION TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice and Proxy Statement are available at www.proxyvote.com.

V19753-S68518

ALLIED MOTION TECHNOLOGIES INC.
Special Meeting of Shareholders
August 11, 2023

This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned shareholder. If no direction is made, it will be voted FOR Proposal 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

Continued and to be signed on reverse side